Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-229494) of Jefferies Group LLC of our report dated March 16, 2020 relating to the financial statements of Berkadia Commercial Mortgage Holding LLC, which appears in this Form 10-K/A.
/s/ PricewaterhouseCoopers LLP
McLean, Virginia
March 27, 2020